Exhibit 10.6

CSGQ TRUST,

SERIES 2002-1 CLASS B NOTES

SERIES 2002-1 O/C CERTIFICATES

PACCT, LLC

Seller

June 25, 2002

PURCHASE AGREEMENT

To the Persons listed on
 the attached Annex A

Ladies and Gentlemen:

1.             Introduction.  PACCT, LLC, a Delaware limited liability company (the “Seller”), proposes to sell to the Class B Purchasers (each, a “Class B Purchaser”) the aggregate amount of the Series 2002-1 Class B Notes (the “Notes”) and to sell to the O/C Purchaser (the “O/C Purchaser,” and together with the Class B Purchasers, the “Purchasers” and each a “Purchaser) the aggregate initial invested amount of the Series 2002-1 O/C Certificates (the “Certificates”) set forth opposite the Purchasers’ name in Schedule I attached hereto.  The Notes and Certificates will be issued by CSGQ Trust (the “Trust”) pursuant to the Master Indenture dated as of June 25, 2002 (as amended, restated, supplemented or otherwise modified and in effect, the “Master Indenture”), among the Trust, U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and Citibank, N.A., as the Note Administrator (the “Note Administrator”) and pursuant to the CSGQ Trust, Series 2002-1 Indenture Supplement, Term Notes, dated as of June 25, 2002 (as amended, restated, supplemented or otherwise modified and in effect, the “Series 2002-1 Indenture Supplement”) among the Trust, the Indenture Trustee and the Note Administrator.  In addition to the Notes and Certificates described herein, the Trust will also be issuing its Class A-1FL Notes, Class A-1FX Notes, Class A-2FL Notes, Class A-2FX Notes, Class A-3FL Notes, Class A-3 FX Notes, Class A-4FL Notes and Class A-4FX Notes.

All capitalized terms used herein shall have the meanings specified herein or in the Series 2002-1 Indenture Supplement, and shall include in the singular number the plural and in the plural number the singular and the masculine of such terms as well as the feminine and neuter of such terms.

2.             Representations and Warranties.  Each of Providian and the Seller (in its capacity as Seller and as Transferor), jointly and severally, represents and warrants to, and agrees with, each Purchaser that:

(a)           The Providian Information (as defined or referenced herein) set forth in the Offering Circular and any amendments or supplements thereto, as of the date thereof and as of the Closing Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  “Providian Information” shall mean, (i) for purposes of the offering circular supplement, the information set forth (A) in paragraphs 1 and 2 of the Executive Summary, (B) under the captions “Summary of Terms—Providian National Bank,” “—Transferor” (first paragraph only) and “—The Receivables,” “The Receivables” and “The Master Trust Portfolios” (including each of the tables with information on the credit card accounts and the related receivables set forth under “The Receivables” and “The Master Trust Portfolios”), (C) the information set forth under “Risk Factors—Legal and regulatory proceedings against Providian could reduce or delay payments on your Certificates,” (first paragraph only) and “—Certain regulatory matters involving Providian could reduce or delay payments on your Certificates” (first and second paragraphs only) and (D) in the disk containing historical information on the credit card accounts and the related credit card receivables included in the offering circular supplement and (ii) for purposes of the base offering circular, the information set forth under the captions “The Transferor,” “Underwriting Procedures for the Master Trust Portfolios,” and “Providian National Bank.” It is understood and agreed that none of the Providian Information shall be considered or deemed to be a representation or warranty as to (i) the credit quality of the Accounts or the Receivables (as such terms are defined in the Offering Circular), provided, that the foregoing reference to credit quality shall not be deemed to limit Providian’s obligation to include true, accurate and complete FICO scores in the Providian Information, (ii) the targeting, underwriting or credit criteria (other than the compliance of such criteria with requirements of law) used in connection with the Accounts or the Receivables except for such information set forth under (A) the table entitled “Origination Channel” in each Term Sheet and (B) “Underwriting Procedures for the Master Trust Portfolios” in the Preliminary Base Offering Circular and Base Offering Circular or (iii) the future performance of the Receivables or the Accounts.

(b)           As of the Closing Date, the Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has all requisite power and authority (limited liability company or other) to own its properties and to conduct its business as described in the Offering Circular, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be in good standing, to have such power or authority, or to be so qualified has not had and is not reasonably likely to have a material adverse effect on the holders of the Notes or Certificates.

(c)           As of the Closing Date, Providian is duly organized and is validly existing as a national banking association under the federal laws of the United States and has all requisite power and authority (corporate or other) to own its properties and to conduct its business as described in the Offering Circular, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be in good standing, to have such power or authority, or to be so qualified has not had and is not reasonably likely to have a material adverse effect on the holders of the Notes or Certificates.

(d)           As of the Closing Date, each Transaction Document to which the Seller or Providian is a party shall have been duly authorized, executed and delivered by the Seller or Providian, as applicable.

(e)           As of the Closing Date, Providian in its capacity as Accounts Owner shall have fulfilled all of its obligations under the Account Ownership Agreement except where failure to fulfill such obligations would not have a material adverse effect on the holders of the Notes or Certificates.

(f)            As of the Closing Date, (i) the sale of the Notes and Certificates by the Seller pursuant to this Agreement, the compliance by each of the Seller and Providian with all of the provisions of the other Transaction Documents to which it is a party and any other agreement or document entered into by the Seller and Providian in connection therewith, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller or Providian is a party or by which the Seller or Providian is bound or to which any of the property or assets of the Seller or Providian is subject except where such conflict, breach or default will not have a material adverse effect on the holders of the Notes or Certificates, nor will such action result in any violation of the provisions of the organizational documents of the Seller or Providian or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or Providian or any of its properties except where such violation will not have a material adverse effect on the holders of the Notes or Certificates; and (ii) no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or Certificates by the Seller pursuant to this Agreement or the consummation by the Seller or Providian of the other transactions contemplated by the Transaction Documents to which the Seller or Providian is a party and any other agreement or document entered into by the Seller or Providian in connection therewith, except as have been obtained and except where failure to obtain such consent, approval, authorization, order, registration, filing or qualification would not have a material adverse effect on the holders of the Notes or Certificates.

(g)           Other than as set forth in the Offering Circular, as of the date thereof and as of the Closing Date, there are no legal or governmental proceedings pending to which the Seller or Providian or any of their subsidiaries, if any, is a party or to which any property of the Seller or Providian or any of their respective subsidiaries, if any, is the subject which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the current or future financial position, equity or results of operations of the Seller and its subsidiaries, if any, taken as a whole, or Providian and its subsidiaries, taken as a whole; and, to the best of  the Seller’s and Providian’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; except in the case of any such pending, threatened or contemplated proceedings where such proceedings would not have a material adverse effect on the holders of the Notes or Certificates.

(h)           Providian will, as of the Closing Date, own the Receivables to be transferred by Providian to the Seller on such date pursuant to the Receivables Purchase Agreement, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance other than liens and other encumbrances permitted under the Transaction Documents and other than liens and other encumbrances that would not have a material adverse effect on the holders of the Notes or Certificates, and, as of the Closing Date and as of the date such Receivables are transferred to the Seller, Providian will have full power and authority to sell and deliver such Receivables to be sold to the Seller on such date under the Receivables Purchase Agreement and as of the Closing Date will have duly authorized such assignment and delivery to the Seller by all necessary action, in each case except where failure to have such power and authorization would not have a material adverse effect on the holders of the Notes and Certificates.

(i)            As of the Closing Date, the Seller will have full power and authority to sell and deliver the Receivables to the Trust under the Transfer and Servicing Agreement as of such date and as of the Closing Date will have duly authorized such assignment and delivery to the Trust by all necessary action, in each case except where failure to have such power and authorization would not have a material adverse effect on the holders of the Notes or Certificates.

(j)            Any taxes, fees and other governmental charges due and payable by Providian or the Seller in connection with the execution, delivery and performance of the Transaction Documents to which Providian or the Seller is a party will have been paid at or prior to the Closing Date, as applicable, in each case except where failure to pay such taxes, fees or other charges would not have a material adverse effect on the holders of the Notes or Certificates.

(k)           As of the Closing Date the Receivables assigned by Providian to the Seller and by the Seller to the Trust will have been duly and validly assigned and delivered by Providian to the Seller and by the Seller to the Trust, in each case except where failure to assign and deliver such Receivables would not have a material adverse effect on the holders of the Notes or Certificates.

(l)            The Seller is not, or after giving effect to the offering and sale of the Notes to the Class B Purchasers under this Agreement, or the offering and sale of the Certificates to the O/C Purchaser under this Agreement, or the issuance of the Series 2002-1 Notes by the Trust will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

ARTICLE II

TRANSFER OF THE NOTES AND CERTIFICATES

Section 2.1             Transfer of the Notes and Certificates.    On the terms and subject to the conditions set forth in this Agreement, and in reliance upon the covenants, representations, warranties and agreements herein set forth, on the Closing Date, the Seller agrees to transfer and deliver to the Class B Purchasers the Notes, and the Class B Purchasers agree to accept, the Notes in the form attached as an exhibit to the Series 2002-1 Indenture Supplement, and to pay the purchase price therefor set out on Schedule 1 hereto, and the Seller agrees to transfer and deliver to the O/C Purchaser the Certificates, and the O/C Purchaser agrees to accept, the Certificates in the form attached as an exhibit to the Series 2002-1 Indenture Supplement, and to pay the purchase price therefor set out on Schedule 1 attached hereto.

Section 2.2             Delivery of the Notes, Certificates and Documents.

(a)           The Seller will deliver the Notes and Certificates to be sold by the Seller to the Class B Purchasers and to the O/C Purchaser, respectively, on the Closing Date. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the Closing Date or such other time and date as the Purchasers and the Seller may agree upon in writing.

(b)           The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 3.1 hereof will be delivered at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, NY 10103, 10:00 a.m., New York City time, on June 25, 2002, or such other time, place and date as each of the parties hereto may agree upon in writing.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1     Conditions Precedent to the Purchase of the Notes and Certificates.  The obligations of the Class B Purchasers to acquire the Notes and of the O/C Purchaser to acquire the Certificate on the Closing Date shall be subject, in the discretion of each Purchaser, to the condition that all representations and warranties and other statements of each of the Seller and Providian herein are, at and as of the Closing Date, true and correct, and to the following additional conditions:

(a)           Each Transaction Document and all of the other agreements identified or otherwise contemplated by the Offering Circular and such Transaction Documents shall have been duly entered into by all of the respective parties;

(b)           The conditions to closing set forth in Section 6.1 of the Sale and Purchase Agreement shall have been satisfied on or prior to the Closing Date and the transactions set forth in Section 2.1 of the Sale and Purchase Agreement shall have been consummated on or prior to the Closing Date;

(c)           Orrick, Herrington & Sutcliffe LLP shall have furnished to each Purchaser its written opinions, dated the Closing Date, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(d)           Richards, Layton & Finger, special Delaware counsel to the Seller, shall have furnished to each Purchaser its written opinions, dated the Closing Date, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(e)           Cravath, Swaine & Moore, special New York counsel to the Seller and Providian, shall have furnished to each Purchaser its written opinions, dated the Closing Date, on FIRREA, non-consolidation, security interest and corporate matters and other related matters, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(f)            Wachtell, Lipton, Rosen & Katz LLP, special New York counsel to the Seller and Providian, shall have furnished to each Purchaser its written opinion to be delivered to each Purchaser pursuant to Section 6.1(k) of the Sale and Purchase Agreement, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(g)           Gallagher, Callahan and Gartrell, P.A., special New Hampshire counsel to the Seller and Providian, shall have furnished to each Purchaser its written opinion, dated the Closing Date, on matters governed by New Hampshire law, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(h)           The in-house counsel to Providian (who may be the General Counsel or an Associate General Counsel of Providian) shall have furnished to each Purchaser his or her written opinion, dated the Closing Date, on matters relating to Providian in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(i)            Orrick, Herrington & Sutcliffe LLP, special New York counsel to each of the Purchasers, shall have furnished to each Purchaser its written opinion, dated the Closing Date, on the Offering Circular in form and substance satisfactory to such Purchaser;

(j)            In-house counsel to CompuCredit Corporation, a Georgia corporation, shall have furnished to each Purchaser its written opinion, dated the Closing Date, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(k)           Thacher Proffitt & Wood LLP, counsel for the Indenture Trustee and Note Administrator, shall have furnished to each Purchaser its written opinion, dated the Closing Date, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(l)            Richards, Layton & Finger, counsel for the Owner Trustee, shall have furnished to each Purchaser its written opinion, dated the Closing Date, in form and substance satisfactory to each Purchaser and counsel for such Purchaser;

(m)          Ernst & Young LLP, as independent accountants of Providian, shall have furnished to each Purchaser a letter or letters, dated on the date hereof, and a letter or letters, dated the Closing Date, respectively, containing statements and information of the type customarily included in accountants’ “agreed upon procedures letters” with respect to certain financial information provided by Providian contained in the Offering Circular;

(n)           Each of the Seller and Providian shall have furnished or caused to be furnished to each Purchaser on the Closing Date certificates of its officers satisfactory to each Purchaser as to the accuracy in all material respects of its representations and warranties herein at and as of the Closing Date, as to the performance in all material respects of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in Sections 3.1(a) in respect of the Seller or Providian, as applicable, and as to such other matters as each Purchaser may reasonably request;

(o)           All conditions precedent in the Certificate Purchase Agreement shall have been satisfied; and

(p)           All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement and each of the other Transaction Documents shall be satisfactory in form and substance to each Purchaser and its counsel, and each Purchaser and its counsel shall have received copies of such opinions, certificates and other documents as they may reasonably request.

The delivery of this Agreement on the Closing Date shall be deemed to be an acknowledgment by each Purchaser and its counsel that the form and substance of any written opinions required under this Section 3.1 are satisfactory.

ARTICLE IV

INDEMNIFICATION

Providian shall indemnify and hold harmless each Purchaser and its respective members, officers, directors, employees, agents and representatives, against any and all losses, claims, damages, liabilities or expenses (including reasonable legal and accounting fees) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to any breach of any representation, warranty or covenant in this Agreement or in any certificate delivered pursuant hereto of Providian or, as long as Providian is the Accounts Owner, of the Transferor.

ARTICLE V

MISCELLANEOUS

Section 5.1             Waivers; Remedies.  No failure or delay on the part of any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

Section 5.2             Amendments, Waivers and Consents.  No amendment to or waiver of any provision of this Agreement, nor any consent to departure by Seller or any Purchaser therefrom, shall be effective unless the same shall be in writing and signed by the parties hereto.

Section 5.3             Notices, Etc.  Except where instructions or notices are authorized herein to be given by telephone, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by mail, overnight delivery service, facsimile transmission (with a printed or telephone confirmation of the receipt thereof) or email (with a telephone confirmation of the receipt thereof) and shall be deemed to be given for purposes of this Agreement upon receipt.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 5.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses or facsimile numbers indicated on the attached Annex A.

Section 5.4             Governing Law; Submission to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.5             Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.6             Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.7             Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, each Purchaser agrees that it will not, prior to the date which is one year and one day after the day upon which the Securities and the Notes have been paid in full, acquiesce, petition or otherwise invoke or cause the Seller or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Seller or the Trust.

Section 5.8             Successors and Assigns.  This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign any of its rights or delegate any of its duties hereunder without the prior written consent of each other party hereto.

Section 5.9             No Recourse.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of Providian, the Seller or any Purchaser as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of any of them or any incorporator, affiliate, stockholder, officer, employee, member, manager or director of any of them or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each of Providian, the Seller and the Purchasers contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of any such entity; and that no personal liability whatsoever shall attach to or be incurred by any administrator of Providian, the Seller or any Purchaser or any incorporator, stockholder, affiliate, officer, employee, member, manager or director of Providian, Seller or any Purchaser or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Providian, Seller or any Purchaser, contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such administrator of such Providian, Seller or Purchaser and each incorporator, stockholder, affiliate, officer, employee, member, manager or director of Providian, Seller or Purchaser or of any such administrator, or any of them, for breaches by Providian, Seller or Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of, and in consideration for, the execution of this Agreement.

(b)           The provisions of this Section 5.9 shall survive the termination of this Agreement.

The obligations of the Seller arising under this Agreement shall be payable solely from amounts available therefor in accordance with the Series 2002-1 Indenture Supplement and amounts otherwise released by the Trust to the Transferor as holder of the Transferor Amount or any other interest in the Trust.

Section 5.10           Further Assurances.

(a)           Each of Providian and the Seller agrees to do such further acts and things and to execute and deliver to each Purchaser and Servicer such additional assignments, agreements, powers and instruments as are reasonably required by such party to carry into effect the purposes of this Agreement or to better assure and confirm unto such party its rights, powers and remedies hereunder.

(b)           Each Purchaser each agrees to do such further acts and things and to execute and deliver to Providian and the Seller such additional assignments, agreements, powers and instruments as are reasonably required by such party to carry into effect the purposes of this Agreement or to better assure and confirm unto such party its rights, powers and remedies hereunder.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Series 2002-1 Class B Notes and Series 2002-1 O/C Certificates Purchase Agreement as of the date first written above.

PACCT, LLC, as Seller

By:
Name:
Title:

PROVIDIAN NATIONAL BANK in its individual capacity and as Accounts Owner

By:
Name:
Title:

CSG, LLC as Class B Purchaser

On behalf of MTGLQ Investors, L.P.

By:
Name:
Title:

On behalf of SB Funding Corp.

By:
Name:
Title:

On behalf of CompuCredit Acquisition Corporation

By:
Name:
Title:

CSG FUNDING, LLC as O/C Purchaser

By CSG, LLC, the sole Member

COMPUCREDIT ACQUISITION CORPORATION

By:
Name:
Title:

MTGLQ INVESTORS, L.P.

By:
Name:
Title:

SB FUNDING CORP.

By:
Name:
Title:

Schedule 1

Name	Type of Security	Face/Invested Amount	Purchase Price
CSG, LLC	Class B Note	$45,532,290	$45,532,290
CSG Funding, LLC	O/C Certificate	$46,770,753	$46,770,753